EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-3 (the “Registration Statement”) of our reports dated March 8, 2012, relating to the consolidated financial statements of McEwen Mining Inc. (the “Company”) and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

KPMG LLP

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants Toronto, Canada
June 18, 2012